Exhibit 23.4

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement of B. Riley Financial, Inc. of our report dated November 26, 2019, relating to the combined financial statements of BR Brand Group appearing in B. Riley Financial, Inc.’s Amendment No. 1 to Current Report on Form 8-K filed on November 26, 2019.

We also consent to reference to us under the caption “Experts” in this Registration Statement.

/s/ Mayer Hoffman McCann CPAs,

The New York Practice of Mayer Hoffman McCann P.C.

New York, New York

February 14, 2020